UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 25, 2008

                              Gilman + Ciocia, Inc.
             (Exact name of registrant as specified in its charter)

          Delaware                    000-22996                  11-2587324
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

11 Raymond Avenue, Poughkeepsie, New York                               12603
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (845) 486-0900


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the January 25, 2008 annual meeting of stockholders ("Annual Meeting"), the stockholders of Gilman + Ciocia, Inc. (the "Company") elected Edward Cohen and Frederick Wasserman as Class A directors. As Class A directors, Mr. Cohen and Mr. Wasserman will serve until the Annual Meeting of Stockholders with respect to the fiscal year ending June 30, 2010, and in each case until a successor is elected and qualified or until his earlier death, resignation or removal.

Item 8.01. Other Information.

On January 25, 2008, the stockholders of the Company voted at the Annual Meeting in favor of the proposal contained in the Proxy Statement to amend the Company's Certificate of Incorporation to change the name of the Company from Gilman + Ciocia, Inc. to Gilman Ciocia, Inc. The Amendment was effected on January 28, 2008 by the filing of the Amendment with the Secretary of State of the State of Delaware.

Also at the Annual Meeting, the stockholders ratified the appointment of Sherb & Co., LLP as the Company's independent auditors for the fiscal year ending June 30, 2008.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Gilman + Ciocia, Inc.
                                       ----------------------------------------
                                                    (Registrant)

Date: February 1, 2008
      ------------------------         /s/ Ted H. Finkelstein
                                       ----------------------------------------
                                       Name:  Ted H. Finkelstein
                                       Title: Vice President and General Counsel


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